EXHIBIT 99.B

Joint Filing Agreement

The undersigned hereby agrees that the statement on Schedule 13G with respect to the shares of Class A Common Stock of Wave Systems Corp., dated August 12, 2005, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.

Dated: August 12, 2005	CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, pursuant to a Limited Power of Attorney, a copy of which is filed as Exhibit A to the Schedule 13G.

	By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel and
Secretary

Dated: August 12, 2005	HEIGHTS CAPITAL MANAGEMENT, INC.

	By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel and
Secretary